                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                                                               Three Months Ended                     Six Months Ended
                                                                     June 30,                              June 30,
                                                          ------------------------------        ------------------------------
BASIC                                                         2002               2001               2002               2001
                                                          -----------        -----------        -----------        -----------
   Earnings
     Net earnings                                         $ 1,013,503        $    90,774        $   647,922        $   294,744
                                                          ===========        ===========        ===========        ===========
   Shares
     Weighted average number of common
       shares outstanding                                  10,180,519         10,210,857         10,187,591         10,210,427
                                                          ===========        ===========        ===========        ===========

   Basic earnings per common share                        $       .10        $       .01        $       .06        $       .03
                                                          ===========        ===========        ===========        ===========

DILUTED
   Earnings
     Net earnings                                         $ 1,013,503        $    90,774        $   647,922        $   294,744
                                                          ===========        ===========        ===========        ===========

   Shares
     Weighted average number of common
       shares outstanding                                  10,180,519         10,210,857         10,187,591         10,210,427
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants              116,341            126,935             58,171            116,654
                                                          -----------        -----------        -----------        -----------

     Weighted average number of common and
       common equivalent shares outstanding                10,296,860         10,337,792         10,245,762         10,327,081
                                                          ===========        ===========        ===========        ===========

         Diluted earnings per common share                $       .10        $       .01        $       .06        $       .03
                                                          ===========        ===========        ===========        ===========
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